Exhibit 99.1
SERVICE PROPERTIES TRUST
Introduction to Unaudited Pro Forma Consolidated Financial Statements

As previously reported, Service Properties Trust, or SVC, entered into four agreements to sell 113 hotels with a total of 14,803 keys for a combined sales price of $913.3 million, excluding closing costs, or the Sale Hotels. The Sale Hotels consisted of four agreements under which SVC agreed to sell, in phases, (i) 35 hotels with a total of 4,247 keys for a combined sales price of $230.3 million, excluding closing costs, or the 35 Hotel Sale Portfolio, (ii) 45 hotels with a total of 5,997 keys for a combined sales price of $432.0 million, excluding closing costs, or the 45 Hotel Sale Portfolio, (iii) 18 hotels with a total of 2,628 keys for a combined sales price of $142.5 million, excluding closing costs, or the 18 Hotel Sale Portfolio, and (iv) 15 hotels with a total of 1,931 keys for a combined sales price of $108.5 million, excluding closing costs, or the 15 Hotel Sale Portfolio.
As previously reported, since January 1, 2025, SVC has sold 105 of the Sale Hotels with a total of 13,758 keys for a combined sales price of $820.3 million, excluding closing costs, all of which were completed in accordance with their respective sale agreements. SVC is currently remarketing eight Sale Hotels with a total of 1,045 keys that were previously under agreement to sell for a combined sales price of $93.0 million, excluding closing costs.
The closings of the sales of these hotels are defined in these pro forma consolidated financial statements as follows:
•35 Hotel Sale Portfolio Closings:
◦34 hotels sold prior to December 31, 2025 with a total of 4,114 keys for a combined sales price of $223.2 million, excluding closing costs, or the 2025 Closings (previously reported on November 24, 2025).
◦One hotel sold on January 22, 2026 with a total of 133 keys for a sales price of $7.1 million, excluding closing costs, or the January 2026 Closing (previously reported on January 27, 2026).
•45 Hotel Sale Portfolio Closings:
◦44 hotels sold prior to December 31, 2025 with a total of 5,842 keys for a combined sales price of $427.2 million, excluding closing costs (previously reported on December 22, 2025).
•18 Hotel Sale Portfolio Closings:
◦18 hotels sold prior to December 31, 2025 with a total of 2,628 keys for a combined sales price of $142.5 million, excluding closing costs (previously reported on October 1, 2025).
•15 Hotel Sale Portfolio Closings:
◦Eight hotels sold prior to December 31, 2025 with a total of 1,041 keys for a combined sales price of $20.3 million, excluding closing costs (previously reported on September 24, 2025).
The following unaudited pro forma consolidated balance sheet as of December 31, 2025 reflects SVC’s financial position as if the sale of one of the Sale Hotels was completed as of December 31, 2025. The impact of the sales of 104 of the Sale Hotels are reflected in SVC’s historical consolidated balance sheet as of December 31, 2025, and accordingly, no transaction accounting adjustments for the sales of these hotels are required. The following unaudited pro forma consolidated statement of loss for the year ended December 31, 2025 reflects SVC’s results of operations as if the sales of 105 of the Sale Hotels were completed on January 1, 2025. These unaudited pro forma consolidated financial statements should be read in conjunction with SVC’s audited consolidated financial statements for the year ended December 31, 2025, and the notes thereto, included in SVC’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, or the SEC, on February 25, 2026.
These unaudited pro forma consolidated financial statements are provided for informational purposes only and are not necessarily indicative of SVC’s expected financial position or results of operations for any future period. Differences could result from numerous factors, including future changes in SVC’s portfolio of investments, capital structure, property level operating expenses and revenues, including returns received from SVC’s hotels or rents expected to be received pursuant to SVC’s existing leases or leases SVC may enter into, changes in interest rates and other reasons. Actual future results are likely to be different from amounts presented in these unaudited pro forma consolidated financial statements and such differences may be significant.

SERVICE PROPERTIES TRUST
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
December 31, 2025
(dollars in thousands, except per share data)

		Transaction Accounting Adjustments
	Historical	January 2026 Closing	Pro Forma
	(A)	(B)
ASSETS
Real estate properties:
Land	$1,750,799	$—	$1,750,799
Buildings, improvements and equipment	6,198,233	—	6,198,233
Total real estate properties, gross	7,949,032	—	7,949,032
Accumulated depreciation	(2,442,966)	—	(2,442,966)
Total real estate properties, net	5,506,066	—	5,506,066
Acquired real estate leases and other intangibles, net	100,044	—	100,044
Assets of properties held for sale	94,366	(6,352)	88,014
Cash and cash equivalents	346,813	6,887	353,700
Restricted cash	25,275	—	25,275
Equity method investment	111,796	—	111,796
Due from related persons	241	133	374
Other assets, net	306,979	—	306,979
Total assets	$6,491,580	$668	$6,492,248

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unsecured debt, net	$3,233,683	$—	$3,233,683
Secured debt, net	2,100,745	—	2,100,745
Accounts payable and other liabilities	458,908	—	458,908
Due to related persons	46,791	—	46,791
Liabilities of properties held for sale	5,329	(2)	5,327
Total liabilities	5,845,456	(2)	5,845,454

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value; 200,000,000 shares authorized; 168,070,129 shares issued and outstanding	1,681	—	1,681
Additional paid in capital	4,563,371	—	4,563,371
Cumulative other comprehensive income	2,068	—	2,068
Cumulative net income	1,992,653	670	1,993,323
Cumulative common distributions	(5,913,649)	—	(5,913,649)
Total shareholders’ equity	646,124	670	646,794
Total liabilities and shareholders’ equity	$6,491,580	$668	$6,492,248
The accompanying notes are an integral part of these unaudited proforma consolidated financial statements.

SERVICE PROPERTIES TRUST
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF LOSS
For the Year Ended December 31, 2025
(amounts in thousands, except per share data)

		Transaction Accounting Adjustments
	Historical	35 Hotel Sale Portfolio Closings		45 Hotel Sale Portfolio Closings	18 Hotel Sale Portfolio Closings	15 Hotel Sale Portfolio Closings	Pro Forma
	(A)			(D)	(E)	(F)
Revenues:
Hotel operating revenues	$1,413,403	$(79,619)	(B)	$(152,720)	$(45,683)	$(26,817)	$1,108,564
Rental income	401,435	—		—	—	—	401,435
Total revenues	1,814,838	(79,619)		(152,720)	(45,683)	(26,817)	1,509,999

Expenses:
Hotel operating expenses	1,226,542	(67,717)	(B)	(129,957)	(43,878)	(22,281)	962,709
Net lease operating expenses	21,597	—		—	—	—	21,597
Depreciation and amortization	314,963	(406)	(B)	(8,876)	(3,184)	(2,037)	300,460
General and administrative	40,667	—		—	—	—	40,667
Transaction related costs	14,698	—		—	—	—	14,698
Loss on asset impairment	81,889	—		—	—	—	81,889
Total expenses	1,700,356	(68,123)		(138,833)	(47,062)	(24,318)	1,422,020

Gain on sale of real estate, net	84,218	670	(C)	—	—	—	84,888
Interest income	8,998	—		—	—	—	8,998
Interest expense	(413,614)	—		—	—	—	(413,614)
Loss on early extinguishment of debt, net	(2,897)	—		—	—	—	(2,897)
Loss before income tax benefit and equity in losses of an investee	(208,813)	(10,826)		(13,887)	1,379	(2,499)	(234,646)
Income tax benefit	10,717	—		—	—	—	10,717
Equity in losses of an investee	(4,225)	—		—	—	—	(4,225)
Net loss	$(202,321)	$(10,826)		$(13,887)	$1,379	$(2,499)	$(228,154)

Weighted average common shares outstanding (basic and diluted)	165,951						165,951

Net loss per common share (basic and diluted)	$(1.22)						$(1.37)
The accompanying notes are an integral part of these unaudited proforma consolidated financial statements.

SERVICE PROPERTIES TRUST
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands)

Adjustments to Unaudited Pro Forma Consolidated Balance Sheet
(A)    Represents SVC’s historical consolidated balance sheet as of December 31, 2025, which was derived from SVC’s audited consolidated financial statements for the year ended December 31, 2025 included in its most recent Annual Report on Form 10-K.
(B)    Represents the removal of the assets and liabilities associated with the sale of one hotel in the January 2026 Closing of the 35 Hotel Sale Portfolio. The transaction accounting adjustments are as follows:

Assets of property held for sale	$6,352
Working capital(1)	(133)
Liabilities of property held for sale	(2)
Net book value	$6,217

Gross sales price	$7,100
Estimated closing costs(2)	(213)
Estimated net proceeds	6,887
Net book value	(6,217)
Cumulative net income adjustment	$670
(1)    Represents working capital previously advanced to Sonesta International Hotels Corporation. Any remaining working capital for sold hotels will be returned to SVC.
(2)    Represents estimated closing costs including broker’s commissions, legal fees, transfer and recording fees and other customary closing costs directly attributable to the sale of the hotel.
Adjustments to Unaudited Pro Forma Consolidated Statement of Loss
Year Ended December 31, 2025
(A)    Represents SVC’s historical consolidated statement of loss for the year ended December 31, 2025, which was derived from SVC’s audited consolidated financial statements for the year ended December 31, 2025 included in its most recent Annual Report on Form 10-K.
(B)    Represents the removal of the historical revenues and expenses for the year ended December 31, 2025, of 35 hotels sold in the 35 Hotel Sale Portfolio. Transaction related costs for the year ended December 31, 2025, include $3,558 of costs related to the sale and renovation of certain of these hotels. The transaction accounting adjustments are as follows:

	2025 Closings	January 2026 Closing	35 Hotel Sale Portfolio Closings
Hotel operating revenues	$(76,064)	$(3,555)	$(79,619)
Hotel operating expenses	$(64,091)	$(3,626)	$(67,717)
Depreciation and amortization	$(406)	$—	$(406)
(C)    Represents the estimated gain on the sale of one hotel sold in the January 2026 Closing of the 35 Hotel Sale Portfolio, calculated as the estimated net proceeds of $6,887, less the net book value of the assets of $6,217, both as described in Note B of the adjustments to the unaudited pro forma consolidated balance sheet.
(D)    Represents the removal of the historical revenues and expenses for the year ended December 31, 2025, of 44 hotels sold in the 45 Hotel Sale Portfolio. Transaction related costs for the year ended December 31, 2025, include $4,394 of costs related to the sale and renovation of certain of these hotels.
(E)    Represents the removal of the historical revenues and expenses for the year ended December 31, 2025, of 18 hotels sold in the 18 Hotel Sale Portfolio. Transaction related costs for the year ended December 31, 2025, include $2,042 of costs related to the sale and renovation of certain of these hotels.

(F)    Represents the removal of the historical revenues and expenses for the year ended December 31, 2025, of eight hotels sold in the 15 Hotel Sale Portfolio. Transaction related costs for the year ended December 31, 2025, include $988 of costs related to the sale and renovation of certain of these hotels.